Exhibit 99.1

[LOGO OF PHOTOMEDEX. INC]

NEWS RELEASE for May 2, 2006 at 4:00 pm EDT
-------------------------------------------
Contact: Allen & Caron                                PhotoMedex, Inc.
         Matt Clawson (investors)                     Dennis McGrath, CFO
         949-474-4300                                 215-619-3287
         matt@allencaron.com                          info@photomedex.com

                 PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS

                 Revenues Increase 62% Over Same Period in 2005;
        XTRAC(R) Procedures Increase by 66% from Prior Year First Quarter

               ANNUAL STOCKHOLDERS' MEETING SET FOR JUNE 22, 2006

MONTGOMERYVILLE, PA - May 2, 2006 -- PhotoMedex, Inc. (NASDAQ: PHMD) today announced the results of its operations for the first quarter ended March 31, 2006. Revenues for the first quarter ended March 31, 2006 increased 62 percent to $8.1 million from $5.0 million in the first quarter of 2005. Included in the 2006 first quarter revenues is $3.5 million from the operations of ProCyte Corporation, which was acquired on March 18, 2005. The first quarter of 2005 included revenues of $623,301 from ProCyte Corporation.

         XTRAC(R) procedures in this year's first quarter increased 66 percent from 2005 first quarter levels. On a sequential basis, in the first quarter of 2006, XTRAC procedures rose 23 percent, and skin care revenues were up 17 percent, from the levels reported in the fourth quarter of 2005.

         Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "We are very encouraged by the increases in XTRAC procedures and skin care revenues in this year's first quarter and believe we are on target to exceed a 25 percent growth rate in total revenues for 2006. As production levels increase in both our California and Pennsylvania plants consistent with our revenue plan, we expect our margins for the XTRAC and Surgical segments to improve considerably. We believe these achievements will enable us to show income prior to non-cash charges for the year."

         The net loss for the quarter ended March 31, 2006 was $2.4 million, or $(0.05) per fully diluted share compared to a net loss for the first quarter of last year of $1.1 million, or $(0.03) per fully diluted share. This year's first quarter net loss included charges for stock-based compensation of $466,790 and a year-over-year increase in depreciation and amortization of $490,699. There was no stock-based compensation expense recorded for the three months ended March 31, 2005 since the adoption of the new accounting standard FAS 123R occurred on January 1, 2006. A reconciliation of non-GAAP financial measures used in this news release to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures is included below in the section on Non-GAAP Measures.

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PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS
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         Mr. O'Donnell added, "Our recently announced relationship with the
Mount Sinai School of Medicine, one of the most prestigious healthcare institutions and a pioneer in the treatment of vitiligo a disease that affects millions of people worldwide, is very important to PhotoMedex and it is a partnership in which the entire Company can take pride. The XTRAC laser system, combined with Mount Sinai's patented methodology, provides what we believe is the most effective tool in combating this emotionally devastating disease. The XTRAC is already a force in the treatment of psoriasis, and we believe that this license agreement also paves the road for the XTRAC to become accepted as the most effective treatment for vitiligo. The license also strengthens our domestic business model as only physicians using the XTRAC laser system will be authorized to practice the method taught in Mount Sinai's patent, and only our sales force and other authorized representatives may teach this method to physicians wishing to utilize ultraviolet laser light to treat vitiligo."

         As of March 31, 2006, the Company had cash and cash equivalents of $5,665,362, including restricted cash of $207,050. This represents an increase in cash of $55,395 over the balance of $5,609,967 at December 31, 2005.

ALLIANCES

- Announced a strategic agreement with AzurTec, Inc. to resume development, and to undertake the manufacture and distribution of AzurTec's MetaSpex Laboratory System (MLS), a light-based system designed to detect certain cancers of the skin. PhotoMedex also acquired, on a fully diluted basis, a 14 percent stake in AzurTec in exchange for 200,000 shares of PhotoMedex's restricted common stock;

- Announced that the Mount Sinai School of Medicine of New York University granted PhotoMedex an exclusive license to use Mount Sinai's patented methodology for utilization of ultraviolet laser light for the treatment of vitiligo. Vitiligo is a disease of the skin which results in loss of pigmentation and can be devastating to those afflicted. There are approximately 40 million people worldwide suffering with vitiligo. We believe that PhotoMedex's XTRAC(R) laser system is an ideal modality to provide the treatments necessary to treat the disease. The licensed patent is US Patent No. 6,979,327, Treatment of Vitiligo. It was issued on December 27, 2005, and the inventor is James
         M. Spencer, MD;

- Commenced initial shipments of the VTRAC(TM) system as part of the Master Asset Purchase Agreement with Stern Laser srl. The Company issued 101,010 additional shares of restricted common stock to Stern in accordance with an additional milestone under the agreement.

- Signed a protocol agreement with the University of California at San Francisco for a phase 4, randomized, double-blinded study to evaluate the safety and efficacy of the XTRAC laser system in the treatment of moderate to severe psoriasis. John Koo, MD, a leading authority on the treatment of severe psoriasis and a member of our Scientific Advisory Board, will guide the study. Our high-powered Ultra(TM) excimer laser will be used in the study.

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PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS
Page 3-3-3

NON-GAAP MEASURES

         To supplement PhotoMedex's consolidated financial statements presented in accordance with GAAP, PhotoMedex has begun providing certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net loss and non-GAAP loss per fully diluted share.

         PhotoMedex's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.

         These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex's current financial performance and provide further information for comparative information due to the adoption of the new accounting standard FAS 123R.

         Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In addition, PhotoMedex believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release is as follows:

                                                    FOR THE THREE MONTHS ENDED
                                                   ----------------------------
                                                     MARCH 31,       MARCH 31,
                                                       2006            2005
                                                   ------------    ------------
Net loss                                           $ (2,350,261)   $ (1,128,112)

    Stock-based compensation per FAS 123R               466,790               -
    Depreciation and amortization                     1,017,095         526,396
    Other non-cash charges                               72,964         171,611
                                                   ------------    ------------
       Total adjustments                              1,556,849         698,007
                                                   ------------    ------------
Non-GAAP adjusted loss                             $   (793,412)   $   (430,105)
                                                   ============    ============
Shares used in computing basic and fully diluted
net loss per share                                   52,173,618      41,755,950
                                                   ------------    ------------
Non-GAAP adjusted loss per fully diluted share     $     (0.015)   $     (0.010)
                                                   ------------    ------------

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PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS
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CONFERENCE CALL AND WEBCAST DETAILS

         PhotoMedex will hold a conference call to discuss the Company's first quarter 2006 results on Tuesday, May 2 at 4:30 p.m. Eastern Daylight Savings Time.

         To participate in the conference call, dial 1.877.502.9274 (and confirmation code #3763467) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Tuesday, May 2, from 7:30 p.m. EDT until midnight on Tuesday, May 16, by dialing 1.888.203.1112 and using confirmation code #3763467.

         The live broadcast of PhotoMedex' quarterly conference call will be available online with an accompanying slide presentation by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

ANNUAL MEETING

         The Annual Stockholders' Meeting is scheduled for 9:00 AM, June 22, 2006 at the Company headquarters in Montgomeryville, PA. The deadline for stockholder proposals has been re-set to May 18, 2006.

ABOUT PHOTOMEDEX

         PhotoMedex is engaged in the development of proprietary excimer laser and fiber optic systems and techniques directed toward dermatological applications, with FDA approval to market the XTRAC(R) laser system for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma. In addition, the Company provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition, as a result of the merger with ProCyte, PhotoMedex now develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), Ti-Silc(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R).

SAFE HARBOR STATEMENT

     Some paragraphs of this press release, particularly those describing PhotoMedex' strategies, contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its expected financial return from operations. Factors such as these could have an adverse effect on PhotoMedex' results of operations. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex and its subsidiaries that they will achieve such forward-looking statements.

                                  TABLES FOLLOW

PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS
Page 5-5-5

                                PHOTOMEDEX, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                       2006            2005*
                                                   ------------    ------------
Revenues                                           $  8,081,162    $  4,983,332

Cost of Sales                                         4,707,898       2,632,368
                                                   ------------    ------------
   Gross profit                                       3,373,264       2,350,964
                                                   ------------    ------------
   Operating expenses:
   Selling, general and administrative                5,360,178       3,220,976
   Research and development and engineering             242,204         186,971
                                                   ------------    ------------
                                                      5,602,382       3,407,947

   Loss from continuing operations before
      interest expense, net                          (2,229,118)     (1,056,983)

Interest expense, net                                   121,143          71,129

Net loss (1),(2)                                   $ (2,350,261)   $ (1,128,112)
                                                   ============    ============
Basic and diluted net loss per share               $      (0.05)   $      (0.03)
                                                   ============    ============
Shares used in computing basic and diluted
  net loss per share                                 52,173,618      41,755,950
                                                   ============    ============
(1) Includes depreciation and amortization         $  1,017,095    $    526,396

(2) Includes share-based compensation expense      $    466,790    $          -

* PhotoMedex, Inc. acquired ProCyte Corporation ("ProCyte") on March 18, 2005 and, as such, the operating results of ProCyte for the three months ended March 31, 2005 include activity from ProCyte from March 19, 2005 through March 31, 2005.

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PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS
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                                PHOTOMEDEX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDTIED)

                                                     March 31,     December 31,
                                                       2006            2005
                                                   ------------    ------------
   ASSETS
Cash and cash equivalents                          $  5,665,362    $  5,609,967
Accounts receivable, net                              4,737,483       4,651,080
Inventories                                           7,536,171       8,047,444
Other current assets                                    753,435         621,372
Property and equipment, net                           7,407,593       7,044,713
Other assets                                         23,596,392      22,701,030
                                                   ------------    ------------
     Total Assets                                  $ 49,696,436    $ 48,675,606
                                                   ============    ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities           $  6,300,243    $  5,159,764
Other current liabilities                               720,323         670,740
Bank and lease notes payable                          5,254,309       4,416,451
Other liabilities                                         5,818          11,623
Stockholders' equity                                 37,415,743      38,417,028
                                                   ------------    ------------
    Total Liabilities and Stockholders' Equity     $ 49,696,436    $ 48,675,606
                                                   ============    ============

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PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS
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                                PHOTOMEDEX, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                           $ (2,350,261)   $ (1,128,112)
     Adjustments to reconcile net loss to
     net cash used in operating activities:
     Depreciation and amortization                    1,017,095         526,396
     Stock-based compensation expense                   466,790               -
     Provision for bad debts                             58,246         167,412
     Other                                               14,718           4,199
Changes in assets and liabilities:
(Increase) decrease in:
     Accounts receivable                               (144,649)        141,768
     Inventories                                        528,890        (769,136)
     Prepaid expenses and other assets                   93,236         192,129
Increase (decrease) in:
     Accounts payable & other accrued
     expenses                                           731,237        (739,939)
     Deferred revenues                                  106,092         (82,683)
                                                   ------------    ------------
Net cash provided by (used in)
  operating activities                                  521,394      (1,687,966)

CASH FLOWS FROM INVESTING ACTIVITIES:                (1,090,533)      5,235,559

CASH FLOWS FROM FINANCING ACTIVITIES:                   624,415        (144,494)
                                                   ------------    ------------
NET INCREASE IN CASH                                     55,276       3,403,099

CASH, BEGINNING OF PERIOD                             5,403,036       3,884,817
                                                   ------------    ------------
CASH, END OF PERIOD                                   5,458,312       7,287,916

RESTRICTED CASH                                         207,050          11,769
                                                   ------------    ------------
TOTAL                                              $  5,665,362    $  7,299,685
                                                   ------------    ------------

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PHOTOMEDEX ANNOUNCES FIRST QUARTER 2006 RESULTS
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The following table compares unaudited XTRAC(R) domestic treatment activity and revenues for the last nine quarters.


                        (000's)                                         (000's)                   (000's)
                        ---------------------------------   ---------   ----------------------    ---------------------
                                     BILLED                  UNBILLED          DEFERRED                 RECOGNIZED
     QUARTERLY          ---------------------------------   ---------   ----------------------    ---------------------
     TREATMENTS             $          TX#       RATE/TX       TX#          $           TX#           $          TX#
---------------------   ---------   ---------   ---------   ---------   ---------    ---------    ---------   ---------
1Q06           19,933   $ 1,220.8      18,760   $   65.07       1,173   $  (161.1)      (2,476)   $ 1,059.6      17,457

4Q05           17,015   $ 1,020.0      15,264   $   66.82       1,751   $   (64.0)        (984)   $   956.0      16,031

3Q05           15,690   $   916.0      13,876   $   66.01       1,814   $   102.7        1,556    $ 1,018.7      17,246

2Q05           15,503   $   901.0      13,811   $   65.24       1,692   $   (12.0)        (187)   $   889.0      15,316

1Q05           12,418   $   750.0      11,304   $   66.35       1,114   $  (116.0)      (1,753)   $   634.0      10,665

4Q04           14,499   $   846.0      12,640   $   66.93       1,859   $   194.0        2,760    $ 1,040.0      17,259

3Q04           13,841   $   840.0      12,672   $   66.29       1,169   $   105.0        1,597    $   945.0      15,438

2Q04           12,688   $   821.0      11,878   $   69.12         810   $  (102.0)       1,472    $   719.0      14,160

1Q04           10,737   $   675.0       9,647   $   69.97       1,090   $  (125.0)      (1,775)   $   550.0       8,962

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